EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61907) pertaining to the 1981 Employee Incentive Stock Option Plan, 1987 Stock Option Plan, 1995 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan, and 1995 Employee Stock Purchase Plan and in the Registration Statement on Form S-8 (No. 333-10257) pertaining to the 1995 Stock Option Plan, as amended, and 1995 Non-Employee Directors' Stock Option Plan, as amended, and in the Registration Statement on Form S-8 (No. 333-44959) pertaining to the 1995 Stock Option Plan, as amended, and 1995 Non-Employee Directors' Stock Option Plan, as amended and the 1995 Employee Stock Purchase Plan, as amended, of California Micro Devices Corporation of our report dated April 29, 1998, with respect to the financial statements and schedule of California Micro Devices Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 1998.

                                             /s/ ERNST & YOUNG LLP


        San Jose, California
        June 17, 1998

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